UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2010
MAKEMUSIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192 (Commission File Number)	41-1716250 (IRS Employer Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, MN 55344-3848
(Address of Principal Executive Offices) (Zip Code)
(952) 937-9611
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     The annual meeting of shareholders of MakeMusic, Inc. (the “Company”) was held on August 25, 2010. There were 4,825,303 shares of Company common stock eligible to vote as of June 28, 2010, the record date for the meeting. Nine nominees were elected to the Company’s Board of Directors to hold office until the next annual meeting or until their successors are elected and qualified. The nominees elected and the final voting results were as follows:

			Broker
Name	For	Withheld	Non-Votes
Jeffrey A. Koch	1,176,412	121,353	2,396,096
Ronald B. Raup	1,288,005	9,760	2,396,096
Michael E. Cahr	1,180,362	117,403	2,396,096
Trevor A. D’Souza	1,180,362	117,403	2,396,096
Keith A. Fenhaus	1,180,362	117,403	2,396,096
Robert B. Morrison	1,093,188	204,577	2,396,096
Graham Richmond	1,180,362	117,403	2,396,096
Michael Skinner	1,180,362	117,403	2,396,096
Andrew C. Stephens	1,176,362	121,403	2,396,096

     The shareholders also ratified the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The final voting results were as follows:

			Broker
For	Against	Abstain	Non-Votes
3,671,160	19,601	3,100	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 27, 2010

MAKEMUSIC, INC.
/s/ Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Financial Officer